Exhibit 99.2

Innkeepers USA Trust Announces Earnings Conference Call

Tuesday, February 22, 2005, at 2 p.m. Eastern Time

PALM BEACH, Fla., Feb. 9, 2005—Innkeepers USA Trust (NYSE:KPA), a hotel real estate investment trust (REIT) and leading owner of upscale, extended-stay hotel properties throughout the United States, today announced that it will release fourth quarter and full-year 2004 financial results on Tuesday, February 22, 2005, prior to the market’s opening. Later that day, at 2 p.m. ET, Jeffrey Fisher, chief executive officer and president, and David Bulger, executive vice president, chief financial officer and treasurer, will conduct a conference call to review fourth quarter and full-year 2004 financial results, which will be followed by a question and answer period.

The conference call also will be simultaneously web cast on the Internet at the company’s web site, www.innkeepersusa.com, and at www.streetevents.com.

A replay of the conference call will be available on the Internet at the company’s web site for seven days following the conference call to midnight Tuesday, March 1, 2005. A recording of the conference call also will be available by telephone during the same time period by calling (800) 405-2236, pass code 11024060.

Innkeepers USA Trust owns 71 hotels with a total of 8,957 suites or rooms in 21 states and focuses on acquiring and/or developing upscale and upscale extended-stay hotels with premium brands and the rebranding and repositioning of other hotel properties.

For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Contact:

David Bulger (Company)	Jerry Daly or Carol McCune
EVP, CFO and Treasurer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293